UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 22, 2006

___________________________________________________________________

COVENANT TRANSPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As part of the ongoing realignment of the business conducted by the subsidiaries of Covenant Transport, Inc., a Nevada corporation (the "Company"), into four major service offerings, the Company's Board of Directors (the "Board") decided to eliminate the position of Chief Operating Officer effective August 22, 2006. Each manager of a service offering will now report directly to David R. Parker, Chairman of the Board, President, and Chief Executive Officer. As a result of this change, Michael W. Miller will serve as Executive Vice President - Procurement and Corporate Operations Manager, but will no longer serve as the Company's Chief Operating Officer. Biographical information regarding Mr. Parker, a description of certain transactions between the Company and certain affiliates of Mr. Parker, and other information required by Item 5.02(c)(2) of Form 8-K are set forth under "Proposal 1—Election of Directors—Nominees for Directorships" and "Certain Relationships and Related Transactions" in the Company's Definitive Proxy Statement on Schedule 14A (File No. 000-24960) filed with the Securities and Exchange Commission on April 17, 2006. Such information is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORT, INC.

Date: August 25, 2006	By:	/s/ Joey B. Hogan
Joey B. Hogan Executive Vice President and Chief Financial Officer